Exhibit 99.1 PRESS RELEASE, DATED FEBRUARY 5, 2014, OF ENERSYS REGARDING FINANCIAL
RESULTS FOR THE THIRD QUARTER FISCAL 2014

EnerSys Reports Third Quarter Fiscal 2014 Results
Reading, PA, USA, February 5, 2014 -- EnerSys (NYSE: ENS) the global leader in stored energy solutions for industrial applications, announced today results for its third quarter of fiscal 2014, which ended on December 29, 2013.

Net earnings attributable to EnerSys stockholders (“Net earnings”) for the third quarter of fiscal 2014 were $55.3 million, or $1.10 per diluted share, including a favorable net of tax impact of $0.03 per share from a net tax credit of $22.1 million from a previously unrecognized tax asset offset by a charge of $11.3 million for restructuring plans, impairment of goodwill (net) of $2.6 million, write-off of other non-operating assets and other miscellaneous charges of $6.3 million and $0.4 million for fees related to acquisition activities. The Net earnings of $1.10 per diluted share, compares to Net earnings per diluted share of $0.80 for the third quarter of fiscal 2013, which included an unfavorable net of tax charge of $0.08 per share from a charge of $3.5 million for restructuring plans and $0.1 million for fees related to acquisition activities. Operating earnings in the third quarter of fiscal 2014 were slightly lower compared to the third quarter of fiscal 2013. Sales increased by 15% during the third quarter compared to the prior year quarter and was offset by the impact of restructuring and impairment charges described above.

Excluding these highlighted items, adjusted Net earnings per diluted share for the third quarter of fiscal 2014, on a non-GAAP basis was $1.07, which exceeds the guidance of $1.00 to $1.04 per diluted share given by the Company on November 6, 2013. These earnings compare to the prior year third quarter adjusted Net earnings of $0.88 per diluted share. Please refer to the section included herein under the heading “Reconciliation of Non-GAAP Financial Measures” for a discussion of the Company’s use of non-GAAP adjusted financial information.

Net sales for the third quarter of fiscal 2014 were $643.1 million, a 15% increase from the prior year third quarter net sales of $557.3 million. Sequential quarterly sales increased 13% from the second quarter of fiscal 2014 net sales of $568.8 million primarily due to strong organic volume improvements in all of our regions.

The Company’s operating results for its business segments for the third quarters of fiscal 2014 and 2013 are as follows:

	Quarter ended
	($ millions)
	December 29, 2013	December 30, 2012
Net sales by segment
EMEA	$251.3	$231.4
Americas	327.0	275.8
Asia	64.8	50.1

Total net sales	$643.1	$557.3

Operating earnings
EMEA	$21.4	$14.9
Americas	48.9	45.4
Asia	7.2	3.3
Restructuring charges-EMEA	(12.8)	(1.0)
Restructuring charges-Asia	(0.2)	(2.7)
Goodwill impairment charge-Asia	(5.2)	—
Acquisition activity expense-Americas	(0.4)	(0.1)

Total operating earnings	$58.9	$59.8
EMEA - Europe, the Middle East and Africa

Net earnings for the nine months of fiscal 2014 were $137.5 million or $2.77 per diluted share, including an unfavorable net of tax impact of $0.01 per share from a charge of $12.4 million for restructuring plans, write-off of goodwill and other non-operating assets of $8.9 million and $1.2 million for fees related to acquisition activities partially offset by a net tax credit for $22.1 million.

Net earnings for the nine months of fiscal 2013 were $128.8 million or $2.65 per diluted share, including an unfavorable net of tax impact of $0.10 per share from a charge of $4.8 million for restructuring plans and $0.2 million for fees related to acquisition activities.

Adjusted net earnings for the nine months of fiscal 2014, on a non-GAAP basis, were $2.78 per diluted share. This compares to the prior year nine months adjusted net earnings of $2.75 per diluted share. Please refer to the section included herein under the heading “Reconciliation of Non-GAAP Financial Measures” for a discussion of the Company's use of non-GAAP adjusted financial information.

Net sales for the nine months of fiscal 2014 were $1,809.2 million, an increase of 6% from the net sales of $1,705.4 million in the comparable period in fiscal 2013. The 6% increase was primarily the result of an increase in organic volume and acquisitions.

The Company's operating results for its business segments for the nine months of fiscal years 2014 and 2013 are as follows:

	Nine months ended
	($ millions)
	December 29, 2013	December 30, 2012
Net sales by segment
EMEA	$705.6	$683.9
Americas	930.3	841.4
Asia	173.3	180.1

Total net sales	$1,809.2	$1,705.4

Operating earnings
EMEA	$52.7	$46.2
Americas	134.5	133.6
Asia	16.5	18.8
Restructuring charges-EMEA	(14.3)	(2.7)
Restructuring charges-Asia	(0.2)	(2.7)
Goodwill impairment charge-Asia	(5.2)	—
Acquisition activity expense-Americas	(1.1)	(0.3)
Acquisition activity expense-Asia	(0.4)	—

Total operating earnings	$182.5	$192.9

“Our record third quarter results of $1.07 adjusted diluted net earnings per share reflect strengthened order and sales volumes along with the purchase of Purcell and Quallion. We believe this positions us well for our fourth quarter which is traditionally our strongest,” stated John D. Craig, chairman, president and chief executive officer of EnerSys.

Mr. Craig added, “Our fourth quarter guidance for non-GAAP adjusted net earnings per diluted share should be $1.08 to $1.12, which excludes an expected net charge of $0.15 from our ongoing restructuring programs and acquisition expenses. Based upon this, our forecasted fiscal year 2014 results will once again be a record year for EnerSys.”

Reconciliation of Non-GAAP Financial Measures

This press release contains financial information determined by methods other than in accordance with U.S. Generally Accepted Accounting Principles, ("GAAP"). EnerSys' management uses the non-GAAP measure “adjusted Net earnings” in their analysis of the Company's performance. This measure, as used by EnerSys in past quarters and years, adjusts Net earnings determined in accordance with GAAP to reflect changes in financial results associated with the Company's restructuring initiatives and other highlighted charges and income items. Management believes the presentation of this financial measure reflecting these non-GAAP adjustments provides important supplemental information in evaluating the operating results of the Company as distinct from results that include items that are not indicative of ongoing operating results; in particular, those charges that the Company incurs as a result of restructuring activities and those charges and credits that are not directly related to operating unit performance, such as fees and expenses related to acquisition activities. Because these charges are not incurred as a result of ongoing operations or are incurred as a result of a potential acquisition, they are not a helpful measure of the performance of our underlying business particularly in light of their unpredictable nature. This non-GAAP disclosure has limitations as an analytical tool, should not be viewed as a substitute for net earnings determined in accordance with GAAP, and should not be considered in isolation or as a substitute for analysis of the Company's results as reported under GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies. Management believes that this non-GAAP supplemental information will be helpful in understanding the Company's ongoing operating results. This supplemental presentation should not be construed as an inference that the Company's future results will be unaffected by similar adjustments to net earnings determined in accordance with GAAP.

Included below is a reconciliation of non-GAAP adjusted financial measures to reported amounts. Non-GAAP adjusted Net earnings are calculated excluding restructuring and other highlighted charges and credits. The following tables provide additional information regarding certain non-GAAP measures:

	Quarter ended
	December 29, 2013		December 30, 2012
	(in millions, except share and per share amounts)
Net earnings reconciliation
As reported net earnings	$55.3		$39.2
Non-GAAP adjustments, net of tax:
Restructuring charge-EMEA	11.2	(1)	0.8	(1)
Restructuring charge-Asia	0.1	(1)	2.7	(1)
Goodwill impairment charge-Asia	2.6	(2)	—
Write-off of non-operating assets	6.3	(3)	—
Acquisition activity expense-Americas	0.4	(4)	0.1	(4)
Net tax benefit	(22.1)	(5)	—
Non-GAAP adjusted net earnings	$53.8		$42.8

Weighted-average number of common shares used in per share calculations
Basic	47,351,750		48,176,206
Diluted	50,214,782		48,682,346

Non-GAAP adjusted net earnings per share:
Basic	$1.14		$0.89
Diluted	$1.07		$0.88

Reported net earnings per share:
Basic	$1.17		$0.81
Diluted	$1.10		$0.80
Dividends per common share	$0.125		$—

	Nine Months ended
	December 29, 2013		December 30, 2012
	(in millions, except share and per share amounts)
Net earnings reconciliation
As reported net earnings	$137.5		$128.8
Non-GAAP adjustments, net of tax:
Restructuring charge-EMEA	12.3	(1)	2.1	(1)
Restructuring charge-Asia	0.1	(1)	2.7	(1)
Goodwill impairment charge-Asia	2.6	(2)	—
Write-off of non-operating assets	6.3	(3)	—
Acquisition activity expense-Americas	0.9	(4)	0.2	(4)
Acquisition activity expense-Asia	0.3	(4)	—
Net tax benefit	(22.1)	(5)	—
Non-GAAP adjusted net earnings	$137.9		$133.8

Weighted-average number of common shares used in per share calculations
Basic	47,598,076		48,088,580
Diluted	49,641,848		48,609,751

Non-GAAP adjusted net earnings per share:
Basic	$2.90		$2.78
Diluted	$2.78		$2.75

Reported net earnings per share:
Basic	$2.89		$2.68
Diluted	$2.77		$2.65
Dividends per common share	$0.375		$—

(1)
Resulting from pre-tax restructuring charges of approximately $12.8 million in EMEA and $0.2 million in Asia, respectively, in the third quarter of fiscal 2014 and $1.0 million in EMEA and $2.7 million in Asia, respectively, in the third quarter of fiscal 2013 and approximately $14.3 million in EMEA and $0.2 million in Asia for the nine months of fiscal 2014 and $2.7 million each in EMEA and Asia for the nine months of fiscal 2013.

(2)	Resulting from goodwill impairment charge net of share attributable to noncontrolling interest, in Asia.
(3)	Resulting from writing off non-operating assets of $5.0 million and other miscellaneous charges relating to a previous acquisition of $1.5 million.
(4)
Resulting from pre-tax charges for acquisition activity expense of approximately $0.4 million in Americas and $0.1 million in Americas in the third quarter of fiscal 2013. Pre-tax charges for acquisition activity expense for the nine months of fiscal 2014 was approximately $1.1 million in Americas and $0.4 million in Asia compared to $0.3 million in Americas for the nine months of fiscal 2013.

(5)	Resulting from changes to certain valuation reserves in Europe and Asia.

Summary of Earnings (Unaudited)
(In millions, except share and per share data)

	Quarter ended
	December 29, 2013	December 30, 2012

Net sales	$643.1	$557.3
Gross profit	167.2	143.7
Operating expenses	90.1	80.2
Restructuring charges	13.0	3.7
Goodwill impairment charge	5.2	—
Operating earnings	58.9	59.8
Earnings before income taxes	46.1	53.9
Net earnings attributable to EnerSys stockholders	$55.3	$39.2

Net earnings per common share attributable to EnerSys stockholders:
Basic	$1.17	$0.81
Diluted	$1.10	$0.80
Dividends per common share	$0.125	$—
Weighted-average number of common shares used in per share: calculations
Basic	47,351,750	48,176,206
Diluted	50,214,782	48,682,346

	Nine Months ended
	December 29, 2013	December 30, 2012

Net sales	$1,809.2	$1,705.4
Gross profit	451.6	430.3
Operating expenses	249.4	232.0
Restructuring charges	14.5	5.4
Goodwill impairment charge	5.2	—
Operating earnings	182.5	192.9
Earnings before income taxes	158.5	177.9
Net earnings attributable to EnerSys stockholders	$137.5	$128.8

Net earnings per common share attributable to EnerSys stockholders:
Basic	$2.89	$2.68
Diluted	$2.77	$2.65
Dividends per common share	$0.375	$—
Weighted-average number of common shares used in per share calculations
Basic	47,598,076	48,088,580
Diluted	49,641,848	48,609,751

EnerSys will host a conference call to discuss the Company's third quarter fiscal 2014 financial results and provide an overview of the business. The call will conclude with a question and answer session.

The call, scheduled for Thursday, February 6, 2014 at 9:00 a.m. Eastern Time, will be hosted by John D. Craig, Chairman, President & Chief Executive Officer, and Michael J. Schmidtlein, Senior Vice President Finance and Chief Financial Officer.

A live webcast of the conference call will be available on the Company’s website at http://www.enersys.com under the "Investor Relations" link. Presentation materials to be used in conjunction with the conference call will become available under the aforementioned link shortly following the issuance of this press release.

The conference call information is:

Date:	Thursday, February 6, 2014
Time:	9:00 a.m. Eastern Time
Via Internet:	http://www.enersys.com
Domestic Dial-In Number:	800-884-5695
International Dial-In Number:	617-786-2960
Passcode:	19803052

A replay of the conference call will be available from 1:00 p.m. on February 6, 2014 through 11:59 p.m. on March 1, 2014.

The replay information is:

Via Internet:	http://www.enersys.com
Domestic Replay Number:	888-286-8010
International Replay Number:	617-801-6888
Passcode:	36134570

For more information, contact Thomas O'Neill, Vice President and Treasurer, EnerSys, P.O. Box 14145, Reading, PA 19612-4145, USA. Tel: 610-236-4040; Web site: www.enersys.com.

EDITOR'S NOTE: EnerSys, the world leader in stored energy solutions for industrial applications, manufactures and distributes reserve power and motive power batteries, battery chargers, power equipment, battery accessories and outdoor equipment enclosure solutions to customers worldwide. Motive power batteries and chargers are utilized in electric forklift trucks and other commercial electric powered vehicles. Reserve power batteries are used in the telecommunication and utility industries, uninterruptible power supplies, and numerous applications requiring stored energy solutions including aerospace and defense systems. Outdoor equipment enclosure products are utilized in the telecommunication, cable, utility, transportation industries and by government and defense customers. The company also provides aftermarket and customer support services to its customers from over 100 countries through its sales and manufacturing locations around the world.

More information regarding EnerSys can be found at www.enersys.com.

Caution Concerning Forward-Looking Statements

This press release, and oral statements made regarding the subjects of this release, contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, or the Reform Act, which may include, but are not limited to, statements regarding EnerSys’ earnings estimates, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts, including statements identified by words such as “believe,” “plan,” “seek,” “expect,” “intend,” “estimate,” “anticipate,” “will,” and similar expressions. All statements addressing operating performance, events, or developments that EnerSys expects or anticipates will occur in the future, including statements relating to sales growth, earnings or earnings per share growth, and market share, as well as statements expressing optimism or pessimism about future operating results, are forward-looking statements within the meaning of the Reform Act. The forward-looking statements are based on management's current views and assumptions regarding future events and operating performance, and are inherently subject to significant business, economic, and competitive uncertainties and contingencies and changes in circumstances, many of which are beyond the Company’s control. The statements in this press release are made as of the date of this press release, even if subsequently made available by EnerSys on its website or otherwise. EnerSys does not undertake any obligation to update or revise these statements to reflect events or circumstances occurring after the date of this press release.

Although EnerSys does not make forward-looking statements unless it believes it has a reasonable basis for doing so, EnerSys cannot guarantee their accuracy. The foregoing factors, among others, could cause actual results to differ materially from those described in these forward-looking statements. For a list of other factors which could affect EnerSys’ results, including earnings estimates, see EnerSys’ filings with the Securities and Exchange Commission, including "Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations," including "Forward-Looking Statements," set forth in EnerSys’ Annual Report on Form 10-K for the fiscal year ended March 31, 2013. No undue reliance should be placed on any forward-looking statements.